Exhibit 21.1

SYSCO CORPORATION DIRECT AND INDIRECT SUBSIDIARIES AND DBA's
(excludes certain direct and indirect subsidiaries that in the aggregate would not constitute a significant subsidiary)

Subsidiary Name	DBA Name	Jurisdiction
2234829 Alberta ULC		Canada (Alberta)
2234842 Alberta ULC		Canada (Alberta)
AFS Acquisition, LLC		Delaware
Almacén Fiscal Frionet Caldera, S.A.		Costa Rica
Almacén Fiscal Frionet Limón, S.A.		Costa Rica
Bahamas Food Holdings Limited		Bahamas
Bahamas Food Services Limited		Bahamas
Bellissimo Distribution, LLC		Delaware
	Greco and Sons	Illinois
	Greco Los Angeles	California (Los Angeles)
	Greco NorCal	California (San Joaquin)
	Greco San Diego	California (San Diego)
	Greco and Sons of Arizona	(New Mexico)
	Greco and Sons of Colorado	Colorado
	Greco and Sons of Los Angeles	California (Los Angeles)
	Greco and Sons of Los Angeles	California (San Joaquin)
	Greco and Sons Los Angeles	California (Los Angeles)
	Greco and Sons Los Angeles	California (San Joaquin)
	Greco and Sons of Nevada	Nevada (Clark)
	Greco and Sons of Southern California	California (San Diego)
	Greco and Sons of Wisconsin	Wisconsin
	Pennsylvania Macaroni	Pennsylvania
	Sidari Italian Foods	Ohio
	Tocco Food Company	Illinois

	Tocco Food Company	Missouri
	Tocco Foods	Illinois
	Tocco Foods	Missouri
	Tocco Frozen Foods	Illinois
	Tocco Frozen Foods	Missouri
Bellissimo Foods Company, LLC		Texas
Bellissimo Group, LLC		Delaware
Bellissimo Holdings, LLC		Delaware
Bix Produce Company, LLC		Delaware
	FreshPoint Chicago	Illinois
	FreshPoint Chicago	Indiana
	FreshPoint Chicago	Michigan
	FreshPoint	Wisconsin
	RFD	Illinois
	RFD	Michigan
	RFD	Wisconsin
Brake Bros. Foodservice Limited		United Kingdom
Brakes Pension Trustee Limited		United Kingdom
Buckhead Meat & Seafood Mid-Atlantic.		Delaware
	Buckhead Mid-Atlantic	District of Columbia
	Buckhead Mid-Atlantic	New Jersey
Buckhead Meat & Seafood of Houston, Inc.		Texas
	Buckhead Houston	Louisiana
	Buckhead Houston	Texas
Buckhead Meat and Seafood - Houston
Buckhead Meats Houston
Freedman Meats
	Louisiana Seafood	Louisiana

Buckhead Meat Company		Delaware
	Buckhead Atlanta	Georgia (Fulton)
	Buckhead Boston	Rhode Island
	Buckhead Boston	Massachusetts
	Buckhead Central Florida	Florida
	Buckhead Meat New England	Rhode Island
	Buckhead Meat Northeast	New York
	Buckhead Meat Northeast	Connecticut
	Buckhead Meat Northeast	Pennsylvania
	Buckhead Meat Northeast	Rhode Island
	Buckhead Meat of Atlanta	Georgia
	Buckhead Meat of New England	New York
	Buckhead Meat of North Carolina	North Carolina
	Buckhead Meat of North Carolina	North Carolina
	Buckhead Meat Rhode Island	Rhode Island
	Buckhead New Jersey	New Jersey
	Buckhead New York	New York
	Buckhead Orlando	Florida
	Trinity Seafood	Connecticut
	Trinity Seafood	New York
	Trinity Seafood	Pennsylvania
Buckhead Meat Midwest, Inc.		Delaware
	Buckhead Chicago	Illinois
	Buckhead Ohio	Ohio
	Buckhead Meat & Seafood of Chicago	Illinois
	Imperial Seafood & Shellfish Co.	Ohio
Buckhead Meat of Dallas, Inc.	Buckhead Dallas	Texas
Buckhead Meat of Denver, Inc.		Delaware

	Buckhead Denver	Colorado
Buckhead Meat of San Antonio, Inc.	Buckhead San Antonio	Texas
Buckhead South Florida, LLC		Florida
	Buckhead South Florida	Florida
	North Star Seafood of Orlando	Florida
	North Star Seafood of South Florida	Florida
Campbell's Prime Meat Holding Company Limited		United Kingdom
Campbell’s Prime Meat Limited		United Kingdom
Campbells Solar Farm Ltd		United Kingdom
Campbells & Co Smokehouse Ltd		United Kingdom
Capo Investments, LLC		Delaware
Coastal Acquisition Corporation		Delaware
Coastal Group Intermediate Holdings, LLC		Delaware
Coastal Sunbelt Produce, LLC		Maryland
	FreshPoint Mid-Atlantic	Ohio
	FreshPoint Mid-Atlantic	Virginia
	FreshPoint Mid-Atlantic	Pennsylvania
	FreshPoint Mid-Atlantic	New Jersey
Coastal Sunbelt, LLC		Delaware
Cold Chain Logistics, LLC		Delaware
Concord Foods, Inc.		California
Corporacion Frionet Sociedad Anonima		Costa Rica
Crown I Enterprises Inc.		New York
Cucina Acquisitions (UK) Limited		United Kingdom
Cucina Finance (UK) Limited		United Kingdom
Cucina Lux Investments Limited		United Kingdom
Dust Bowl City, LLC		Texas
East Coast Fresh, LLC		Maryland

Edward Don & Company Acquisition Holdings, LLC		Delaware
Edward Don & Company Holdings, LLC		Delaware
Edward Don & Company Intermediate, LLC		Delaware
Edward Don & Company, LLC		Delaware
Edward Don International Sales Corporation		Illinois
Eko Fågel Fisk och mittemellan AB		Sweden
Enclave Insurance Company		Texas
Enclave Parkway Association, Inc.		Texas
Enclave Properties, LLC		Delaware
European Imports, Inc.		Delaware
Fresh Direct (UK) Limited		United Kingdom
Fresh Direct Limited		United Kingdom
FreshPoint Arizona, Inc.		Delaware
	FreshPoint - Phoenix	Arizona
FreshPoint Atlanta, Inc.		Georgia
	Mitt Parker	Georgia
FreshPoint California, Inc.		Delaware
FreshPoint Central California, Inc.		Delaware
FreshPoint Central Florida, Inc.		Florida
	FreshPoint Jacksonville	Florida
FreshPoint Connecticut, LLC		Delaware
	FreshPoint – Hartford	New York
	The Fowler & Huntting Company	Massachusetts
FreshPoint Dallas, Inc.		Delaware
FreshPoint Denver, Inc.		Colorado
FreshPoint Hawaii, LLC		Delaware
	Armstrong Produce	Hawaii
	FreshPoint Maui	Hawaii
	FreshPoint Oahu	Hawaii

	Kula Produce	Hawaii
FreshPoint North Carolina, Inc.		Tennessee
	FreshPoint Charlotte	North Carolina
	FreshPoint Raleigh	North Carolina
FreshPoint Oklahoma City, LLC		Delaware
FreshPoint Pompano Real Estate, LLC		Delaware
FreshPoint Puerto Rico, LLC		Puerto Rico
FreshPoint San Francisco, Inc.	FreshPoint - San Francisco (CA)	California
FreshPoint South Florida, Inc.	A-One-A Produce and Dairy	Florida
FreshPoint South Texas, Inc.		Delaware
	City Produce	Texas
	FreshPoint - Harlingen	Texas
	FreshPoint - San Antonio	Texas
FreshPoint Southern California, Inc.		California
FreshPoint Tomato, LLC		Delaware
	FreshPoint Value Added	Tennessee
	FreshPoint Nashville	Tennessee
	Nashville Tomato	Tennessee
FreshPoint Vancouver, Ltd.		Canada
	Four Seasons Produce	Canada (Alberta)
FreshPoint Toronto
FreshPoint - Nanaimo
	FreshPoint - Vancouver	Canada (Alberta)
	FreshPoint Foodservice	Canada (British Columbia)
	FreshPoint Freshcuts	Canada (Manitoba)
	Services Alimentaires FreshPoint Vancouver	Canada (Quebec)
	Services FreshPoint Toronto	Canada (Quebec)
FreshPoint, Inc.		Delaware

Fruktservice i Helsingborg AB		Sweden
G&G Wis Investments, LLC		Delaware
GHS Classic Drinks Limited		Ireland
Gilchrist & Soames, Inc.		Delaware
Group Purchasing Alliance Partner, LLC		Texas
Guest Packaging, LLC		Delaware
Guest Supply Asia, Limited		Hong Kong
Guest Supply Singapore Pte. Ltd.		Singapore
iFreight Group, LLC		Delaware
IMCO LLC		Illinois
Kent Frozen Foods		United Kingdom
Lancaster Foods, LLC		Delaware
Les Ateliers Du Gout		France
Liquid Assets Limited		Bahamas
M&J Seafood Holdings Limited		United Kingdom
Manchester Mills, LLC		Delaware
Mayca Autoservicio, Sociedad Anonima		Costa Rica
Mayca Distribuidores, Sociedad Anonima		Costa Rica
Medina Quay Meats, Limited		United Kingdom
Menigo Foodservice AB		Sweden
MFE Edward Don, LLC		Delaware
Mitshim Etatu Supply LP		Canada
Newport Meat Northern California, Inc.	Newport Northern California	California
Newport Meat of Nevada, Inc.		Delaware
	Newport Las Vegas	Nevada (Clark)
Newport Meat Pacific Northwest, Inc.	Newport Portland	Delaware
	Newport Portland	Oregon
Newport Meat Southern California, Inc.		Delaware

	Newport Southern California	California (Orange)
Palisades Ranch, Inc.	Newport Palisades	California
	Newport Palisades	California (Los Angeles)
Paragon Wholesale Foods Corp		Pennsylvania
Produce Center Development, Ltd		Hawaii
Ready Chef Limited		Ireland
Restaurangakdemien AB		Sweden
Servicestyckarna I Johanneshov AB		Sweden
Shenzhen Guest Supply Trading Co., Limited		China
Smith & Greene Company		Washington
SMS Bermuda Holdings		Bermuda
SMS Global Holdings S.à r.l.		Luxembourg
SMS GPC International Limited		Hong Kong
SMS GPC International Resources Limited		Hong Kong
SMS International Resources Ireland Unlimited Company		Ireland
SMS Lux Holdings LLC		Delaware
Societe Civile Immobiliere (SCI) Bianchi Montegut		France
Societe Civile Immobiliere (SCI) De Boiseau		France
Societe Civile Immobiliere (SCI) De Garcelles		France
Societe Civile Immobiliere (SCI) J.D. Lanjouan		France
Societe Civile Immobiliere (SCI) Le Dauphin		France
SOTF, LLC		Delaware
Stockholms Fiskauktion AB		Sweden
Sysco Albany, LLC		Delaware
Sysco Asian Foods, Inc.		Delaware
	Asian Foods	North Dakota
Sysco Atlanta, LLC		Delaware
Sysco Autoservicio, S.A.		Panama

Sysco Baltimore, LLC		Delaware
Sysco Baraboo, LLC		Delaware
Sysco Belgium		Belgium
Sysco Bermuda Partners Ltd		Bermuda
Sysco Boston, LLC		Delaware
Sysco Canada Financial Services LP		Alberta
Sysco Canada Holdings S.à r.l.		Luxembourg
Sysco Canada, Inc.	Aliments Conan	Canada
Allard Fruits Et Légumes
Allard Fruits and Vegetables
Buckhead Edmonton
Buckhead Toronto
Buckhead Vancouver
Bedell's Foodservice
Centre De Redistribution Sysco De Calgary
Centre De Redistribution Sysco De Kingston
Connexion Sysco
Derma Meat Co.
Distagro
Dytran Transport
En Gros Pierre
En Gros Pierre Poissons Et Fruits De Mer
En Gros Pierre Fish & Seafood
Fin's Seafood Distributors
Frank & Dino
Frank Et Dino Aliments
Grand Vallée
Honeyman's Beef Purveyors

Importation Alimentaire Mega
J.J. Derma Meats
Lapointe Fish
Poisson Lapoint
Martha's Garden
Pronamic Distribution	Canada (Prince Edward Island)
Pronamic Distribution	Canada (Manitoba)
Service Alimentaire Bedell
Services Alimentaires Sysco D'Edmonton
Services Alimentaires Sysco De Regina
Services Alimentaires Sysco De Vancouver
Services Alimentaires Sysco Du Canada
Services Alimentaires Sysco Du Canada Atlantique
Sysco BC Driving School
Sysco Calgary
Sysco Calgary CRD
Sysco Calgary Redistribution Centre
Sysco Canada
Sysco Central Ontario
Sysco Connect
Sysco Du Centre De L'Ontario
Sysco Du Sud-Ouest De L'Ontario
Sysco Edmonton
Sysco Fine Meats of Toronto
Sysco Fine Meats of Vancouver
Sysco Food Services of Atlantic Canada
Sysco Food Services of Canada
Sysco Food Services of Edmonton

Sysco Food Services of Northwest Territories
Sysco Food Services of Regina
Sysco Food Services of Vancouver
Sysco Four Seasons
Sysco Four Seasons Produce
Sysco Freshcut Produce Toronto
Sysco Freshcut Produce Vancouver
Sysco Grand Montréal
Sysco Halifax
Sysco HRI Supply
Sysco Kelowna
Sysco Kingston CRD
Sysco Kingston RDC
Sysco Kingston Redistribution Centre
Sysco Lakeside
Sysco Milton
Sysco Moncton
Sysco Montréal
Sysco NASYS
Sysco Northwest Territories
Sysco Ottawa
Sysco Québec
Sysco Regina
Sysco Southwestern Ontario
Sysco St. Johns
Sysco Sturgeon Falls
Sysco Tannis
Sysco Thunder Bay

Sysco Toronto
Sysco Vancouver
Sysco Ventra
Sysco Victoria
Sysco Winnipeg
Transport Dytran
Trimpac Meat Distributors
Sysco Central Alabama, LLC		Delaware
Sysco Central California, Inc.		California
Sysco Central Florida, Inc.		Delaware
Sysco Central Illinois, Inc.		Delaware
	Waugh Foods	Indiana
Sysco Central Pennsylvania, LLC		Delaware
Sysco Charlotte, LLC		Delaware
Sysco Chicago, Inc.		Delaware
Sysco Cincinnati, LLC		Delaware
Sysco Cleveland, Inc.		Delaware
Sysco Columbia, LLC		Delaware
Sysco Connecticut, LLC		Delaware
Sysco Corporation		Delaware
Sysco Corporation Good Government Committee, Inc.		Delaware
Sysco Detroit, LLC		Delaware
Sysco Disaster Relief Foundation, Inc.		Texas
Sysco East Coast Holdings, LLC		Delaware
Sysco Eastern Maryland, LLC		Delaware
Sysco Eastern Wisconsin, LLC		Delaware
Sysco EU II S.à r.l.		Luxembourg
Sysco EU III S.à r.l.		Luxembourg

Sysco EU IV S.à r.l..		Luxembourg
Sysco EU V S.à r.l.		Luxembourg
Sysco EU VI S.à r.l.		Luxembourg
Sysco Europe IHB Limited		United Kingdom
Sysco Foods Ireland Unlimited Company		Ireland
Sysco Foods NI Limited		United Kingdom
Sysco Foundation, Inc.		Texas
Sysco France Holding SAS		France
Sysco France SAS		France
Sysco GB Limited		United Kingdom
Sysco George Town II, LLC		Delaware
Sysco George Town Limited S.à r.l.		Luxembourg
Sysco Global Finance, LLC		Delaware
Sysco Global Finance, LLP		United Kingdom
Sysco Global Holdings, B.V.		Netherlands
Sysco Global Service Center Costa Rica SRL		Costa Rica
Sysco Grand Cayman II Company		Cayman Islands
Sysco Grand Cayman III Company		Cayman Islands
Sysco Grand Rapids, LLC		Delaware
Sysco Guest Supply (Thailand) Limited		Thailand
Sysco Guest Supply Canada Inc.		Canada
Sysco Guest Supply Europe GmbH		Germany
Sysco Guest Supply Europe Goods Wholesalers LLC		UAE
Sysco Guest Supply Europe Limited		United Kingdom
Sysco Guest Supply, LLC		Delaware
Guest Supply
Guest Supply – a Sysco Company
Guest Worldwide

Supply Guest Services
Sysco Gulf Coast, LLC		Delaware
Sysco Hampton Roads, Inc.		Delaware
Sysco Hawaii, Inc.		Delaware
	HFM	Hawaii
	HFM First in Foods	Hawaii
	HFM Morrad Foodservice	Hawaii
Sysco Holdings, LLC		Delaware
Sysco Holdings II, LLC		Delaware
Sysco Holdings III, LLC		Delaware
Sysco Holdings IV, LLC		Delaware
Sysco Indianapolis, LLC		Delaware
Sysco International Food Group, Inc.		Florida
Sysco Iowa, Inc.		Delaware
Sysco Jackson, LLC		Delaware
Sysco Jacksonville, Inc.		Delaware
Sysco Kansas City, Inc.		Missouri
Sysco Knoxville, LLC		Delaware
Sysco Labs Europe Limited		Ireland
Sysco Labs Technologies (Private) Limited		Sri Lanka
Sysco Leasing, LLC		Delaware
Sysco Lincoln Transportation Company, Inc.		Nebraska
Sysco Lincoln, Inc.		Nebraska
Sysco Long Island, LLC		Delaware
Sysco Los Angeles, Inc.		Delaware
Sysco Louisville, Inc.		Delaware
Sysco Memphis, LLC		Delaware
Sysco Merchandising and Supply Chain Services Canada, Inc.		Canada

SMS Canada
Sysco Merchandising and Supply Chain Services, Inc.		Delaware
	Alfmark	Texas
Alfmark Transportation
	Baugh Supply Chain	Canada (New Brunswick)
Baugh Supply Chain Cooperative Canada
BSCC Canada
Services de Chaine D’Approvisionnement et de Marchandisage Sysco
Sysco Imports
	Sysco Northeast Redistribution Center	Virginia
Sysco South Redistribution Center
Transportation Alfmark
Sysco Metro New York, LLC		Delaware
Sysco Minnesota, Inc.		Delaware
Sysco Montana, Inc.		Delaware
Sysco Nashville, LLC		Delaware
Sysco North Dakota, Inc.		Delaware
Sysco Northern New England, Inc.		Maine
Sysco Offshore Pte. Ltd.		Singapore
Sysco Philadelphia, LLC		Delaware
Sysco Pittsburgh, LLC		Delaware
Sysco Portland, Inc.		Delaware
Sysco Raleigh, LLC		Delaware
Sysco Resources Services, LLC		Delaware
	Sysco Business Services	Illinois
Sysco Riverside, Inc.		Delaware
Sysco Sacramento, Inc.		Delaware
Sysco San Diego, Inc.		Delaware

Sysco San Francisco, Inc.		California
Sysco Seattle, Inc.		Delaware
	DiTomaso	Alaska
	Sysco Alaska	Alaska
Sysco Service Centre Poland Sp. Z.o.o		Poland
Sysco South Florida, Inc.		Delaware
Sysco Southeast Florida, LLC		Delaware
Sysco Spain Holdings SLU		Spain
Sysco Spokane, Inc.		Delaware
Sysco St. Louis, LLC		Delaware
Sysco Sweden II AB		Sweden
Sysco Syracuse, LLC		Delaware
Sysco Technologies Cayman, Ltd.		Cayman Islands
Sysco Technologies, LLC		Delaware
Sysco UK Holdings Limited		United Kingdom
Sysco UK Holdings II Limited		United Kingdom
Sysco UK Holdings III Limited		United Kingdom
Sysco UK Finance Limited		United Kingdom
Sysco UK Partners LLP		United Kingdom
Sysco USA I, Inc.		Delaware
	Sysco Central Texas	Texas
	Sysco Dallas	Oklahoma
	Sysco Denver	Colorado
	Sysco East Texas	Oklahoma
	Sysco Idaho	Montana
	Sysco Intermountain	Montana
	Sysco Intermountain	Utah
	Sysco Houston	Texas (Harris)

	Sysco Las Vegas	Nevada (Clark)
	Sysco North Texas	Oklahoma
	Sysco Tampa Bay	Florida
	Sysco To Go	Texas
Sysco USA II, LLC		Delaware
	Doerle Food Service	Texas (Harris)
Sysco Acadiana
Sysco Arkansas
Sysco Oklahoma
Sysco USA III, LLC		Delaware
	Sysco Allentown	Delaware (New Castle and Kent)
	Sysco Allentown	New York
	Sysco Allentown	Maryland
	Sysco Allentown	West Virginia
	Sysco Allentown	New Jersey
	Sysco Allentown	Pennsylvania
Sysco Ventura, Inc.		Delaware
Sysco Virginia, LLC		Delaware
Sysco West Coast Florida, Inc.		Delaware
Sysco Western Minnesota, Inc.		Delaware
	Appert’s Foodservice	Illinois
	Buckhead Minnesota	Illinois
	Buckhead Meat of Minnesota	Illinois
SYY Panama S. de R.L.		Panama
The SYGMA Network, Inc.		Delaware
Victua		France
Walker Foods, Inc.		New York